Exhibit 10.1

PURCHASE AND SALE AGREEMENT

for Oil and Gas Properties

located in

Campbell County, Wyoming

Effective as of January 1, 2007

by and between

44 MAG PRODUCTION, INC.

"Seller"

and

CEDAR RIDGE, LLC

"Buyer"

CONFIDENTIAL

Attachments

Exhibit “A”

-

Leases (with represented working and net revenue interests) and

Contracts and Allocated Values

Exhibit “B”

-

Wells, Working Interests and Revenue Interests

Exhibit “C”

-

Form of Assignment, Conveyance and Bill of Sale

Exhibit “D”

-

Form of Participation Agreement

Exhibit “E”

-

Form of Joint Operating Agreement

CONFIDENTIAL

i

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the "Agreement") is made this 19 day of March, 2007 to be effective the 1st day of January, 2007 (the "Effective Date") by and between 44 MAG PRODUCTION, INC., a Nevada corporation, located at 4328 Highway 66, Longmont, CO 80504 (the "Seller"), and CEDAR RIDGE, LLC a Colorado limited liability company, located at 484 Turner Drive, Building B, Suite 3, Durango, CO 81303 (the "Buyer").  The Buyer and Seller may be collectively referred to herein as the "Parties" and individually as a "Party."

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A.

WHEREAS, Seller owns certain oil and gas properties described herein and desires to sell a portion of such properties; and

B.

WHEREAS, Buyer desires to purchase a portion of such properties.

NOW, THEREFORE, in consideration of their mutual promises contained herein, Buyer and Seller agree to the purchase and sale of the oil and gas properties described below, in accordance with the following terms and conditions:

AGREEMENT

1.

Definitions

For purposes of this Agreement, the following terms are defined as follows:

a.

Area of Mutual Interest (“AMI” or “Spotted Horse AMI”).  All of the lands contained within the Spotted Horse Area of Mutual Interest, described as those lands within the following townships in Campbell County, Wyoming:  Township 53 North through 55 North and Range 74 West through 76 West.

b.

Carry or Carried Interest.  Those expenditures made by Buyer on behalf of Seller, as part of the consideration paid for the purchase of the Subject Property, for New Wells and New Projects, exclusive of operating costs; it being the intent of the parties that Seller shall always remain liable for its proportionate share of operating costs associated with New Wells and New Projects.

c.

Joint Operating Agreement.  That certain AAPL Form-610 (1989) operating agreement substantially in the form attached hereto as Exhibit “E” containing, among other items, an area of mutual interest provision covering the Spotted Horse AMI.

d.

New Well(s).  Any oil and gas well(s) and/or disposal well(s) drilled by either Party on the Leases (as defined below) subsequent to the Effective Date.

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e.

New Project(s).  Any project(s) associated with the acquisition, exploration or development of oil and gas and associated hydrocarbons, other than the drilling of a New Well, conducted by either Party subsequent to the Effective Date on lands located within the AMI but not located on any existing Lease, including without limitation, the acquisition of mineral and leasehold interests, the drilling of any oil and gas well or disposal well, and the design and construction of dewatering, gathering and compression facilities.

f.

Participation Agreement.  That certain Participation Agreement substantially in the form attached hereto as Exhibit “D”, which shall include, among other things, a comprehensive plan of development prepared by Seller setting forth the drilling and facilities plans and proposed capital expenditures for the year 2007, and an area of mutual interest provision covering the Spotted Horse AMI.

2.

Purchase and Sale.

a.

Property Being Sold.  Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey and Buyer agrees to purchase and accept the Subject Property for the Purchase Price as defined hereinafter.  The term "Subject Property" shall mean an undivided one-third (1/3rd) of:

(i)

Leaseholds.  Seller’s right, title and interest in and to all oil and gas leaseholds, oil, gas and other minerals, including working interests, rights of assignment and reassignment, net revenue interests, record title interests, undeveloped locations and all other interests under or in oil, gas or mineral leases, and interests in rights to explore for and produce oil, gas or other minerals insofar and only insofar as such rights, titles and interests are described in Exhibit “A” (hereinafter, the "Leases");

(ii)

Rights in Production.  Seller's right, title and interest in and to all reversionary interests, backin interests, overriding royalty interests (except as provided below) and production payments relating to the Leases;

(iii)

Contract Rights.  Seller's right, title and interest in or derived from unit agreements, orders and decisions of regulatory authorities establishing or relating to units, unit operating agreements, operating agreements, communitization agreements, gas purchase agreements, oil purchase agreements, gathering agreements, transportation agreements, processing or treating agreements, farmout agreements and farmin agreements and any other agreements relating to the Subject Property which are identified and described in Exhibit “A” to the extent such Contracts are assignable, (hereinafter, the "Contracts");

(iv)

Easements.  Seller's right, title and interest in and to all rights-of-way, easements, licenses, and servitudes appurtenant to or used in connection with the Subject Property described in Exhibits “A” or “B” (hereinafter, the "Easements");

(v)

Wells.  Seller's right, title and interest in and to producing, non-producing and shut-in oil and gas wells located on the Leases and described on Exhibit “B” (hereinafter, the "Wells");

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(vi)

Equipment.  Seller's right, title and interest in and to all personal property, surface equipment, down-hole equipment and pipelines, buildings and inventory used or obtained in connection with the Subject Property (hereinafter, the "Equipment"); and

(vii)

Remaining Interests.  All other rights and interests in, to or under or derived from the Subject Property, even though the same may be improperly described in or omitted from the Exhibits.  It is the express intent of the parties that an undivided one-third (1/3rd) of Seller's right, title and interest in any and all oil and gas properties described on Exhibits “A” or “B” be assigned to Buyer hereunder except as set forth in subsections (b) and (c) that follow.

b.

Property Not Being Sold.  The term "Subject Property" shall not include any of the following:

(i)

Receivables.  All trade credits, accounts receivable, notes receivables and other receivables attributable to Seller’s interests in the Subject Property with respect to any period prior to the Effective Date (defined below); and

(ii)

Claims and Causes of Action.  All claims and causes of action of Seller arising from breaches, acts, omissions or events or damage to or destruction of property occurring prior to the Effective Date (defined below);

3.

Purchase Price.  Buyer agrees to pay to Seller for the Subject Property a total consideration of $1,750,000.00, payable as follows:

a.

The sum of One Million Dollars and No Cents ($1,000,000.00) (the "Cash Consideration"), adjusted in accordance with the terms of this Agreement.  The Cash Consideration shall be payable at Closing (defined below) to Seller in immediately available funds;

b.

Buyer will Carry Seller, up to a maximum of Five Hundred Thousand Dollars ($500,000.00), for all costs and expenses attributable to Seller’s retained working interest for the drilling, completion and configuration of all New Wells drilled on the Leases or on lands pooled or communitized with the Leases for a period of one year from and after the Closing Date, subject to force majeure.

c.

Buyer will Carry Seller, up to a maximum of Two Hundred Fifty Thousand Dollars ($250,000.00), for all costs and expenses attributable to Seller’s retained working interest for New Projects constructed or undertaken within the AMI but outside the existing Leases for a period of two years from and after the Closing Date.

The terms and conditions of the Carried Interest will be specifically set forth in the Participation Agreement, substantially in the form attached hereto as Exhibit “D”.

4.

Effective Date and Closing.  The conveyance of the Subject Property to Buyer shall be effective as of January 1, 2007, at 12:00 a.m. where the Subject Property is located, (the "Effective Date") but title thereof shall be delivered at the closing, which shall take place on or before May 1, 2007 (the "Closing" or "Closing Date") unless extended by agreement of the Parties.

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5.

Representations and Warranties of Seller.  Seller represents and warrants to Buyer as of the date hereof and will represent and warrant to Buyer at the Closing, as follows:

a.

Corporate Authority.  Seller is a corporation duly organized and in good standing under the laws of the State of Nevada, is duly qualified and in good standing to carry on its business in the state where the Subject Property is located, and has all the requisite power and authority to enter into, deliver and perform this Agreement and carry out the transactions contemplated under this Agreement.

b.

Valid Agreement.  This Agreement constitutes the legal, valid and binding Agreement of Seller.  At the Closing, all instruments required hereunder to be executed and delivered by Seller shall be duly executed and delivered to Buyer and shall constitute legal, valid and binding obligations of Seller.  The execution and delivery by Seller of this Agreement, the consummation of the transactions set forth herein and the performance by Seller of Seller's obligations hereunder have been duly and validly authorized by all requisite corporate action on the part of Seller and will not violate, conflict with or result in any violation or breach of any provision of (i) any agreement, contract, mortgage, lease, license or other instrument to which Seller or the Subject Property is a party or by which Seller or the Subject Property is bound; (ii) any governmental franchise, license, permit or authorization or any judgment or order of judicial or governmental body applicable to Seller or Subject Property, or (iii) any law, statute, decree, rule or regulation of any jurisdiction in the United States to which Seller or the Subject Property is subject.

c.

Authorization.  This Agreement has been duly authorized, executed and delivered by Seller.  All instruments required to be delivered by Seller at the Closing shall be duly authorized, executed and delivered by Seller.  This Agreement and all documents executed by Seller in connection with this Agreement shall constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect, as well as general principles of equity.

d.

Leases.  To Seller's best knowledge, the Leases are in full force and effect and are valid and subsisting documents covering the entire estates which they purport to cover and all royalties, rentals and other payments due under the Leases have been fully, properly and timely paid.

e.

Prepayments and Wellhead Imbalances.  Seller is not obligated, by virtue of a production payment, prepayment arrangement under any contract for the sale of hydrocarbons and containing a "take or pay", advance payment or similar provision, gas balancing agreement or any other arrangement to deliver hydrocarbons produced from the Subject Property at any time after the Effective Date without then or thereafter receiving full payment therefor.

f.

Taxes.  All due and payable ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Subject Property, which become due prior to the Closing Date for any periods prior to the Effective Date, have been properly paid.

g.

Brokers.  Seller has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees with respect for this transaction for which Buyer shall have any obligation or liability.

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h.

Maintenance of Interests.  Seller has maintained and will continue, from date of this Agreement until the Closing, to maintain the Subject Property in a reasonable and prudent manner, in full compliance with applicable law and orders of any governmental authority, will maintain insurance and bonds now in force with respect to the Subject Property and will pay when due all costs and expenses coming due and payable in connection with the Subject Property.

i.

Suits and Claims.  No suit, action, claim, or other proceeding is now pending or, to Seller's knowledge, threatened before any court or governmental agency affecting the Subject Property, and Seller shall promptly notify Buyer of any such proceeding which arises or is threatened prior to the Closing Date.

j.

Access.  To the same extent Seller has such right, at all times prior to the Closing, Buyer and the employees and agents of Buyer shall have access to the Subject Property at Buyer's sole risk, cost and expense at all reasonable times and shall have the right to conduct equipment inspections, environmental audits, and any other investigation of the Subject Property on reasonable, prior notice to Seller and upon agreement with Seller as to time and place of such actions.

k.

Environmental Matters.  To Seller’s best knowledge, Seller is not in material violation of any Environmental Laws (as such term is defined in Section 7(f) applicable to the Subject Property, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any Environmental Laws.  No notice or action alleging such violation is pending or, to Seller’s knowledge, threatened against the Subject Property.

l.

Obligation to Close.  Seller shall take or cause to be taken all actions necessary or advisable to consummate the transactions contemplated by this Agreement and to assure that as of the Closing Date it will not be under any material, corporate, legal, governmental or contractual restriction that would prohibit or delay the timely consummation of such transactions.

m.

Existing Condition.  Seller has and will continue to operate or cause the Subject Property to be operated in the ordinary course of business and in substantially the same manner as it was operated prior to the Effective Date.

6.

Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as of the date hereof and will represent and warrant at the Closing, as follows:

a.

Corporate Authority.  Buyer is a limited liability company duly organized and in good standing under the laws of the State of Colorado, is duly qualified and in good standing to carry on its business in the state where the Subject Property is located and has all the requisite power and authority to enter into and perform this Agreement and carry out the transactions contemplated under this Agreement.

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b.

Valid Agreement.  This Agreement constitutes the legal, valid and binding Agreement of Buyer.  At the Closing, all instruments required hereunder to be executed and delivered by Buyer shall be duly executed and delivered to Buyer and shall constitute legal, valid and binding obligations of Buyer.  The execution and delivery by Buyer of this Agreement, the consummation of the transactions set forth herein and the performance by Buyer of Buyer's obligations hereunder have been duly and validly authorized by all requisite corporate action on the part of Buyer and will not conflict with or result in any violation of any provision of (i) any agreement, contract, mortgage, lease, license or other instrument to which Buyer is a party or by which Buyer is bound; (ii) any governmental franchise, license, permit or authorization or any judgment or order of judicial or governmental body applicable to Buyer, or (iii) any law, statute, decree, rule or regulation of any jurisdiction in the United States to which Buyer is subject.

c.

Governmental Approvals.  Buyer, with Seller’s cooperation, will obtain any required local, state, federal governmental and agency permissions, approvals and consents, as may be required to consummate this transaction.

d.

Independent Evaluation.  Buyer is an experienced and knowledgeable investor in the oil and gas business.  Buyer has been advised by and has relied solely on its own expertise and legal, tax, title, reservoir engineering, environmental and other professional counsel concerning this transaction, the Subject Property, the value thereof and title thereto.

e.

Physical and Environmental Matters.  Pursuant to the terms of this Agreement, Buyer intends to conduct an independent inspection of the Subject Property, the public records and Seller’s files, including without limitation for the purpose of detecting the presence of any environmentally hazardous substance or contamination, including petroleum, and the presence and concentration of naturally-occurring radioactive materials and satisfied itself as to the physical condition and environmental condition of the property, both surface and subsurface.  Buyer acknowledges that, except as set forth in this Agreement, no representations have been made by Seller regarding environmental conditions or physical conditions, past or present.

f.

Brokers.  Buyer has incurred no obligation or liability, contingent or otherwise, for brokers’ or finders’ fees with respect to this transaction for which Seller shall have any obligation or liability.

7.

Title Matters.

a.

Examination of Files and Records.  Seller will make available to Buyer its existing Lease, Well and title files, production records, Easements, Contracts, division orders and other information, to the extent not subject to confidentiality agreements, available in Seller's files relating to the Subject Property (collectively "Data").  Existing abstracts and title opinions will not be updated by Seller.  Upon reasonable advanced notice from Buyer, all such Data shall be made available at Seller’s office during normal working hours.  Seller will also permit Buyer to examine and copy at Buyer's expense such Data.  If Closing does not occur, Buyer shall promptly return all such Data and other materials provided by Seller to Buyer hereunder.

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b.

Notice of Title Defect.  Buyer will review title to the Subject Property prior to Closing and notify Seller in writing of any Title Defect (defined below) it discovers as soon as reasonably practicable after its discovery, but in no event less than five (5) days prior to the Closing Date.  Any notice provided hereunder shall include appropriate evidence to substantiate the Buyer’s position, including a description of the Title Defect, the basis for the Title Defect, the portion of the Lease or other part of the Subject Property affected by the Title Defect, the amount by which Buyer believes the value of the Subject Property has been reduced because of the Title Defect.  Buyer will be deemed to have conclusively waived any Title Defect about which it fails to notify Seller in writing within the applicable period specified in the preceding sentence except as otherwise provided herein.

c.

Procedure.  If Buyer properly notifies Seller of a Title Defect, Buyer shall have the option to either (i) waive the Title Defect and proceed to Closing, or (ii) request that Seller cure the Title Defect, but Seller shall have no obligation to cure any Title Defect.  If Seller elects not to cure a Title Defect, Seller may, at its option, either (i) reduce the Purchase Price to account for such Title Defect in an amount not to exceed the Allocated Value (as defined below) of the affected portion of the Subject Property and convey such affected Subject Property to Buyer or (ii) retain title to the affected Subject Property and reduce the Purchase Price by the Allocated Value (defined below) of the affected Subject Property.  If Seller elects to attempt to cure the Title Defect, Seller will have sixty (60) days following the Closing Date to attempt to cure the Title Defect.  With respect to a Title Defect that Seller is unable to cure within such sixty (60) day period following the Closing Date, Seller may, at its sole option, (i) refund to Buyer a portion of the Purchase Price to account for such Title Defect in an amount not to exceed the Allocated Value (defined below) of the affected Subject Property and convey title to the affected Subject Property to Buyer, or (ii) refund the Allocated Value (defined below) of the affected Subject Property and require Buyer to immediately reassign the affected Subject Property to Seller if such property was previously conveyed to Buyer.

d.

Right to Terminate Agreement.  Notwithstanding anything in this Section 6 or Section 7 that follows, in the event the sum of the Title Defects and Environmental Defects (defined below) equals or exceeds twenty-five percent (25%) of the Purchase Price and Seller elects not to cure such Title Defects or Environmental Defects or if Seller elects to cure the Title Defects and correct the Environmental Defects and at the end of the sixty (60) day period the sum of the uncured Title Defects and uncorrected Environmental Defects exceeds twenty-five percent (25%) of the Purchase Price, either party may elect to terminate this Agreement without liability to the other party.

e.

Definition of Title Defect.  For purposes of this Agreement, the term "Title Defect" shall mean any matter that would cause the title to the Subject Property to fail to qualify as “Marketable Title” or which would otherwise reduce the net revenue interest to be conveyed to Buyer, as set forth in Exhibit “A”.  "Marketable Title," as used herein, shall mean a title that can be deduced from the applicable county, state and federal records and is such that (i) a reasonable and prudent person engaged in the business of the ownership, development and operation of oil and gas properties with the knowledge of all the facts and their legal bearing would be willing to accept title to the Subject Property and (ii) the title is free and clear from liens and encumbrances that would materially reduce, impair or prevent Buyer from receiving payment from the purchasers of production or which would material impair or reduce the economic benefit Buyer could reasonably expect from acquiring the Subject Property.

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f.

Definition of Allocated Value.  The term "Allocated Value", as it relates to the Wells shall be the value agreed upon by the Parties for the Subject Property as set forth in Exhibit “B”.  The term “Allocated Value”, as it relates to the Leases shall be the values set forth on Exhibit “A”.

g.

Cammeran Petroleum, Inc. Farmout.  The Parties acknowledge that a portion of the Subject Property, specifically the Bar JM, Inc., Geren and Hitson oil and gas leases (“Farmout Leases”), as described on Exhibit A, are subject to a farmout agreement (“Farmout”) from Cammeran Petroleum, Inc. to 44 Mag Production, Inc.  Under the Farmout, Cammeran reserved a proportionately reduced four percent (4%) overriding royalty interest before payout, convertible to a proportionately reduced 40% working interest after payout.  This Farmout affects the Farmout Leases and the Smith 3-12, Smith 7-12 and Smith 13-12 wells (the “Wells”).  The Wells have not reached payout.  Upon payout of the Wells, Cammeran will have the option to convert its overriding royalty interest to a 40% working interest in the Farmout Leases and the Wells.  In the event Cammeran elects to convert its override to a working interest, the Parties specifically acknowledge and agree that Seller will bear the burden of the entire 40% back-in working interest out of its retained interest in the Farmout Leases and the Wells, and the 1/3rd interest in the Farmout Leases acquired by Buyer under this Agreement will not be reduced by operation of the back-in.  For example, if Cammeran elects to convert the override to a working interest, immediately after such conversion, Buyer will own a 33.333333% working interest and a 28% net revenue interest in the Farmout Leases and the Wells.  The Parties agree to take such further action and execute any additional assignments or other documents to accomplish the intent of the Parties, as set forth in this paragraph.

8.

Environmental Matters.

a.

Inspection.  Prior to Closing and upon reasonable prior notice to Seller, Buyer will have access to and the opportunity to inspect the Subject Property for all purposes, including without limitation, for the purposes of detecting the presence of hazardous or toxic substances, pollutants or other contaminants, environmental hazards, naturally occurring radioactive materials (NORM), produced water, air emissions, contamination of the surface and subsurface and any other Environmental Defect (defined below).  Prior to the Closing and subject to the provisions of this Section, Buyer will have satisfied itself as to the physical and environmental surface and subsurface condition of the Subject Property and method of operation and, except as set forth herein and in Seller's representations, warranties or indemnities, to accept an assignment of the Subject Property at Closing on an "AS IS, WHERE IS" basis, "WITH ALL FAULTS".

b.

Notice of Environmental Defect.  Buyer will notify Seller in writing of any Environmental Defect (defined below) it discovers as soon as reasonably practicable after its discovery, but in no event less than five (5) days prior to the Closing Date.  Any notice provided hereunder shall include appropriate evidence to substantiate the Buyer’s position, including a description of the Environmental Defect, the Environmental Law applicable to the Environmental Defect and Buyer’s basis for believing that Seller is in violation of such Environmental Law, the portion of the Lease or other part of the Subject Property affected by the Environmental Defect, the amount by which Buyer believes the value of the Subject Property has been reduced because of the Environmental Defect.  Buyer will be deemed to have conclusively waived any Environmental Defect about which it fails to notify Seller in writing within the applicable period specified in the preceding sentence.

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c.

Procedure.  If Buyer properly notifies Seller of an Environmental Defect, Buyer shall have the option to either (i) waive the Environmental Defect and proceed to Closing, or (ii) request that Seller correct the Environmental Defect, but Seller shall have no obligation to correct any Environmental Defect.  If Seller elects not to correct an Environmental Defect, Seller may, at its sole option, either (i) reduce the Purchase Price to account for such Environmental Defect in an amount not to exceed the Allocated Value (defined above) of the affected portion of the Subject Property and convey such affected Subject Property to Buyer or (ii) retain title to the affected Subject Property and reduce the Purchase Price by the Allocated Value (defined above) of the affected Subject Property.  If Seller elects to attempt to correct the Environmental Defect, Seller will have sixty (60) days following the Closing Date to attempt to correct the Environmental Defect.  With respect to a Environmental Defect that Seller is unable to correct within such sixty (60) day period following the Closing Date, Seller may, at its sole option, (i) refund to Buyer a portion of the Purchase Price to account for such Environmental Defect in an amount not to exceed the Allocated Value (defined above) of the affected Subject Property and require Buyer to retain title to the affected Subject Property, or (ii) refund the Allocated Value (defined below) of the affected Subject Property and require Buyer to immediately reassign the affected Subject Property to Seller if such property had been previously assigned to Buyer.

d.

Right to Terminate Agreement.  Notwithstanding anything in this Section 7 or the preceding Section 6, in the event the sum of the Title Defects and Environmental Defects exceeds twenty-five percent (25%) of the Purchase Price and Seller elects not to cure such Title Defects and correct such Environmental Defects or if Seller elects to cure the Title Defects and correct the Environmental Defects and at the end of the sixty (60) day period the sum of the uncured Title Defects uncorrected Environmental Defects exceeds twenty-five percent (25%) of the Purchase Price, either Party may elect to terminate this Agreement without liability to the other Party.

e.

Definition of Environmental Defect.  As used herein, an "Environmental Defect" shall mean a condition affecting a Subject Property that is a violation of Environmental Law and which would cost, on an individual basis, in excess of Five Thousand Dollars ($5,000.00) to remediate.

f.

Definition of Environmental Laws.  As used herein, the term "Environmental Laws" shall mean any and all federal, state and local statutes, regulations, rules, orders, ordinances or permits of any governmental authority pertaining to health, the environment, wildlife and natural resources in effect in any and all jurisdictions in which the Subject Property is located, including without limitation, the Clean Air Act, as amended, and the Federal Water Pollution Control Act, as amended, the Oil Pollution Act of 1990 ("OPA90"), as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), as amended, the Resource Conservation and Recovery Act ("RCRA"), as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act ("OSHA"), as amended, and the Hazardous Materials Transportation Act, as amended.

9.

Covenants of Seller Prior to Closing.

a.

Operations.  Until Closing, Seller shall do the following:

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(i)

Operate the Subject Property in a good and workmanlike manner and in substantially the same manner as it previously operated the Subject Property;

(ii)

Maintain insurance now in force with respect to the Subject Property;

(iii)

Notify Buyer of any claim or demand which might materially adversely affect title to or operation of the Subject Property;

(iv)

Pay costs and expenses attributable to the Subject Property as they become due.

b.

Negative Covenants.  Until Closing, Seller shall not do any of the following with regard to the Subject Property without first notifying Buyer:

(i)

Abandon any Well unless required to by a regulatory agency;

(ii)

Release all or any portion of a Lease, Contract or Easement;

(iii)

Commence or consent to an operation if the estimated cost of the operation exceeds seven thousand five hundred dollars ($7,500) net to the Seller’s interest except for those operations for which Buyer provides its consent;

(iv)

Create a lien, security interest or other encumbrance on the Subject Property;

(v)

Dispose of the Subject Property;

(vi)

Amend a Lease, Contract or Easement or enter into any new contracts affecting the Subject Property; or

(vii)

Waive, comprise or settle any claim that would materially affect ownership, operation or value of any of the Subject Property exceeding five thousand dollars ($5,000) net to the Seller’s interest.

10.

Conditions Precedent to Seller’s and Buyer’s Obligation to Close.  The obligations of each Party to consummate the transaction provided for herein are subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

a.

Representations.  The representations and warranties of Buyer and Seller herein contained shall be true and correct in all material respects on the Closing Date as though made on and as of such date;

b.

Participation Agreement.  The Parties shall enter into a mutually acceptable Participation Agreement substantially in the form attached hereto as Exhibit “D”; and

c.

Joint Operating Agreement.  The Parties shall enter into a mutually acceptable Joint Operating Agreement, substantially in the form attached hereto as Exhibit “E”.

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11.

Closing.  The Closing shall be held at Seller’s office, or such other place as the Parties shall mutually agree.  Seller shall provide Buyer a "Preliminary Closing Settlement Statement" three (3) days prior to Closing respecting adjustments to the Purchase Price.  At the Closing, the following shall occur:

a.

Buyer and Seller shall agree upon a “Closing Settlement Statement,” which shall include adjustments to the Purchase Price to account for each Party’s proportionate share of the following items, which are known as of the Closing Date, as follows:

(i)

The amount of all operating and capital expenditures that are attributable to the Leases, Wells or Equipment for the period from the Effective Date to the Closing Date;

(ii)

The amount received by Sellers for the sale or other disposition of produced natural gas and crude oil, net of all taxes for which Seller was not reimbursed, for the period from the Effective Date to the Closing Date;

(iii)

The amount of proceeds (other than accounts receivable) received by Seller for disposition after the Effective Date of any substances produced from the Subject Property; and

(iv)

Any ad valorem, property, production, severance and similar taxes and assessments on the Subject Property for 2006 shall be prorated between Seller and Buyer as of the Effective Date.  It is the intent of this provision that Seller shall bear its proportionate share of all taxes for tax year 2006, which taxes are billed during the year 2007.

b.

Seller shall execute, acknowledge and deliver the following:

(i)

An Assignment, Conveyance and Bill of Sale in a mutually satisfactory and recordable form containing a special warranty of title by, through and under Seller, but not otherwise, the form of which is attached hereto as Exhibit “C” (the "Assignment");

(ii)

Counterpart assignments of operating rights and of record title to the Leases on officially approved forms to satisfy applicable governmental requirements;

(iii)

Letters-in-lieu of transfer orders and other instruments conveying title to the Subject Property and the production therefrom to Buyer; and

(iv)

Copies of the Data (Seller will retain the original files comprising the data).

c

Buyer shall deliver the Cash Consideration, as adjusted pursuant to this Section 10 and Sections 2, 6 and 7, to Seller by wire transfer pursuant to wire instructions provided to Buyer by Seller.

d.

Seller shall deliver possession of the Subject Property to Buyer.

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e.

The Cash Consideration, as adjusted, provided for under this Agreement excludes any sales taxes or other taxes in connection with the sale of property pursuant to this Agreement.  If a determination is ever made that a sales tax or other transfer tax applies, Buyer shall be liable for such tax.  Buyer shall also be liable for any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement.

12.

Post-Closing Obligations.

a.

Final Settlement Statement.  Not more than 90 days after the Closing, Seller shall prepare and deliver to Buyer, in accordance with this Agreement, a "Final Settlement Statement" setting forth each adjustment or payment which was not finally determined as of the Closing (including Title Defect and Environmental Defect adjustments) and showing the calculation of such adjustments.  Seller shall deliver releases of all liens, security interests and encumbrances with the Final Settlement Statement for all portions of the Subject Property that were subject to a Title Defect or Environmental Defect claim, the title for which was not delivered to Buyer at Closing but will be delivered as part of the Final Settlement Statement.  As soon as practicable after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes which Buyer proposes be made to the Final Settlement Statement.  The parties shall undertake to agree with respect to the amounts due pursuant to such post-Closing adjustments no later than one hundred and ten (110) days following the Closing.  The date upon which such agreement is reached or upon which the Final Purchase Price is established shall be called the "Final Settlement Date".  In the event that (1) the Final Purchase Price is more than the amount paid to Seller at Closing, Buyer shall pay to Seller in immediately available funds the amount of such difference, or (2) the Final Purchase Price is less than the amount paid to Seller at Closing, Seller shall pay to Buyer in immediately available funds the amount of such difference.  Payment by Buyer or Seller shall be made within five business days of the Final Settlement Date.

b.

Additional Payments Received.  After the Final Settlement Date, Seller covenants and agrees that it will hold and promptly transfer and deliver to Buyer, from time to time as and when received by it, any cash, checks with appropriate endorsements (using its reasonable efforts not to convert such checks into cash), or other property that it may receive which properly belongs to Buyer, and will account to Buyer for all such receipts.

c.

Assumptions.  Except with respect to matters which constitute a breach of the Seller’s representations, covenants or warranties in this Agreement, Buyer assumes and agrees to discharge the following:

(i)

Its proportionate part of Seller’s obligations and liabilities arising under the Leases, Contracts and Easements or arising under applicable law, rule or regulation, to plug, abandon, remove and dispose of all Wells and equipment located on the Subject Property at or after the Effective Date and to restore the surface of the lands covered by the Leases and Easements pursuant the Leases, Contracts, Easements and applicable law, rule or regulation;

(ii)

Its proportionate part of Seller’s other obligations and liabilities, including those implied at law, arising under the Leases, Contracts and Easements, including, without limitation, the payment of royalties and overriding royalties, or arising under applicable law, rule or regulation, which are attributable to acts, omissions or events occurring after the Effective Date; and

CONFIDENTIAL

(iii)

Any obligation to notify Purchasers of production of the change in ownership of the Subject Property.

13.

Casualty Loss.  If, prior to the Closing Date, any portion of the Subject Property shall be destroyed by fire or other casualty, Buyer shall have the right to treat such affected property as a Title Defect under Section 6 above.  Should the portion of Subject Property affected be material in Buyer's reasonable opinion, Buyer shall have the right to exclude the affected Subject Property from this Agreement by giving notice thereof to Seller, in which event both parties shall negotiate in good faith any adjustment to the Purchase Price to account for the casualty loss.

14.

Independent Investigation and Disclaimer.  The express representations of Seller set forth in this Agreement are exclusive and in lieu of any and all other representations.  SELLER DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER, INCLUDING ANY STATEMENTS, REPRESENTATIONS, OPINIONS, INFORMATION OR ADVICE WHICH MAY HAVE BEEN PROVIDED AS AN ACCOMMODATION TO THE BUYER BY AN OFFICER, SHAREHOLDER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE OF SELLER, OR ANY ENGINEER OR ENGINEERING FIRM, OR ANY OTHER AGENT, CONSULTANT, OR REPRESENTATIVE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE ASSIGNMENT, SELLER MAKES ABSOLUTELY NO REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, AS TO (a) TITLE TO ANY OF THE SUBJECT PROPERTY, (b) THE ABILITY OF ANY COMPONENT OF THE SUBJECT PROPERTY TO PRODUCE ANY HYDROCARBONS, (c) THE AMOUNTS, QUALITY OR DELIVERABILITY OF HYDROCARBON RESERVES ATTRIBUTABLE TO THE SUBJECT PROPERTY, OR ANY PART THEREOF, (d) GEOLOGICAL GEOPHYSICAL OR OTHER INTERPRETATION OF ANY ECONOMIC EVALUATION, (e) PRESENT OR FUTURE SALES PRICES, OPERATING COSTS, OR OTHER ECONOMIC FACTORS, OR (f) THE CONDITION OR STATE OF REPAIR OF ANY WELL OR EQUIPMENT RELATING TO THE SUBJECT PROPERTY.  BUYER ACKNOWLEDGES AND AFFIRMS THAT IT HAS EXERCISED ITS RIGHT TO INSPECT THE SUBJECT PROPERTY, AND EACH COMPONENT THEREOF; HAS SATISFIED ITSELF AS TO ITS PHYSICAL AND ENVIRONMENTAL CONDITIONS, BOTH SURFACE AND SUBSURFACE; AND FURTHER THAT BUYER HAS MADE ITS OWN INDEPENDENT INVESTIGATION, ANALYSIS AND EVALUATION OF THE SUBJECT PROPERTY, AND EACH COMPONENT THEREOF (INCLUDING BUYER’S OWN ESTIMATE AND APPRAISAL OF THE EXTENT AND VALUE OF THE PETROLEUM, NATURAL GAS AND OTHER HYDROCARBON RESERVES [IF ANY] RESPECTING EACH COMPONENT OF THE SUBJECT PROPERTY).  THE PERSONAL PROPERTY (SURFACE AND SUBSURFACE) CONVEYED AS PART OF THE SUBJECT PROPERTY ARE SOLD HEREUNDER "WHERE IS, AS IS, WITH ALL FAULTS", AND WITHOUT ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED OR STATUTORY, REGARDING THE CONDITION OR STATE OF REPAIR OF ANY OF THE EQUIPMENT COMPRISING PART OF THE SUBJECT PROPERTY.

15.

Indemnification.  Except as specifically provided herein, Seller agrees to indemnify and hold Buyer, its officers, directors, employees and agents harmless from all claims, losses, costs, liabilities and expenses arising out of or resulting from Seller’s ownership or operation of the Subject Property prior to the Closing Date.

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16.

Miscellaneous.

a.

Further Assurances.  The Parties agree to execute any documents, whether before or after the Closing, to aid the other Party in fulfilling the purpose of this Agreement.

b.

Entire Agreement.  This Agreement together with the Exhibits attached hereto, shall constitute the complete agreement between the parties hereto and shall supersede all prior agreements, whether written or oral, and any representations or conversations with respect to the Subject Property.

c.

Confidentiality.  The Parties agree to hold in confidence and not disclose the terms and conditions of this Agreement to any third party.  Furthermore, if the Closing does not occur, Buyer will keep all the information furnished by Seller to Buyer hereunder or in contemplation hereof strictly confidential and will not use any of such information to Buyer's advantage or in competition with Seller, except to the extent such information (i) was already in the public domain, not as a result of disclosure by Buyer, (ii) was already known to Buyer, (iii) is developed by Buyer independently from the information supplied by Seller, or (iv) is furnished to Buyer by a third party independently of Buyer's investigation pursuant to the transaction contemplated by this agreement.

d.

Notices.  All communications required or permitted under this Agreement shall be in writing and may be sent by facsimile.  Such communication shall be deemed made when actually received, or if mailed by registered or certified mail, postage prepaid, addressed as set forth below, shall be deemed made three days after such mailing.  Faxes will be deemed to be received when reflected in the fax confirmation sheet.  Either party may, by written notice to the other, change the address for mailing such notices.

Notices to Seller:

44 Mag Production, Inc.

4328 Highway 66

Longmont, CO 80504

Attn:  Randy Anderson, President

Telephone: (970) 535-6213

Facsimile:  (970) 535-6220

Notices to Buyer:

Cedar Ridge, LLC

484 Turner Drive, Building B, Suite 3

Durango, CO 81303

Attn:  Terry Logan

Telephone: (970) 382-5990

Facsimile: (970) 382-9820

e.

Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their successors and assign.  No assignment by either Party shall be made without the prior, written consent of the other Party, which consent shall not be unreasonably withheld.

f.

Counterparts.  This Agreement may be executed in any number of counterparts, which taken together shall constitute one instrument and each of which shall be considered legally enforceable.

CONFIDENTIAL

g.

Law Applicable.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

h.

Incorporation of Exhibits.  All Exhibits and schedules referred to herein are attached hereto and are made a part hereof by this reference.

i.

Survival.  Except for the special warranty of title which is incorporated in the Assignment, and the representations made in Section 7(g), which shall survive indefinitely, all other indemnities, representations, warranties and provisions of this Agreement shall survive the Closing for a period of one (1) year after the Effective Date at which time all such indemnities, representations, warranties and other provisions hereof shall expire.

j.

Headings.  The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms and provisions of this Agreement.

k.

Timing.  Time is of the essence in this Agreement.

l.

Expenses.  All fees, costs and expenses incurred by the Parties in negotiating this Agreement and in consummating the transactions contemplated by this Agreement shall be paid by the Party that incurred such fees, costs and expenses.

m.

Amendment and Waiver.  This Agreement may be altered, amended or waived only by a written agreement executed by the Party to be charged.  No waiver of any provision of this Agreement shall be construed as a continuing waiver of the provision.

n.

Announcements.  Buyer and Seller shall consult with each other with regard to all press releases and other announcements issued after the date of execution of this Agreement and prior to the Closing Date concerning this Agreement or this transaction and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, Buyer and Seller shall not issue any such press release or other publicity without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

o.

Parties in Interest.  This Agreement is binding upon and shall inure to the benefit of the Parties and, except where prohibited, their successors, representatives or assigns.

p.

Third-Party Beneficiaries.  Unless expressly stated to the contrary, no third party is intended to have any rights, benefits or remedies under this Agreement.

q.

Severance.  If any provision of this Agreement is found to be illegal or unenforceable, the other terms of this Agreement shall remain in effect and this Agreement shall be construed as if the illegal or unenforceable provision had not been included.

CONFIDENTIAL

r.

Availability of §1031 “Like-Kind” Exchange.

 Buyer may desire to exchange, for other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended and the Regulations promulgated thereunder, title in the property which is the subject of this contract.  Buyer expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.1031(k)-1(g)(4).  Seller makes no representation of any kind to Buyer that any particular tax treatment will be given as a result of the Like-Kind Exchange.  Seller shall not be obligated to pay any additional costs or incur any additional obligations in its sale of the Subject Property if such costs are the result of Buyer’s Like-Kind Exchange, and Buyer shall hold harmless and indemnify Seller from and against all claims, losses and liabilities, if any, resulting from such a Like-Kind Exchange.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed below by their duly authorized representatives.

SELLER	BUYER
44 MAG PRODUCTION, INC.	CEDAR RIDGE, LLC
By:/s/ Randy Anderson	By: ____________________________________
Randy Anderson	_____________________________________
Title: President	Title: Manager
Date: __________________________________	Date:___________________________________

CONFIDENTIAL

 EXHIBIT “A”

Leases ,Contracts, and Allocated Values

Attached to and made a part of that certain Purchase and Sale Agreement dated _______________________________, 2007, by and between 44 Mag Production, Inc., as Seller, and Cedar Ridge, LLC, as Buyer.

[DESCRIBE LEASES WITH SELLER’S WI/NRI AND DESCRIBE CONTRACTS]

[ALLOCATED VALUES]

CONFIDENTIAL

EXHIBIT “B”

Wells, Working Interests, Revenue Interests

Attached to and made a part of that certain Purchase and Sale Agreement dated _________________, 2007, by and between 44 Mag Production, Inc., as Seller, and Cedar Ridge, LLC, as Buyer.

[DESCRIBE WELLS WITH WI/NRI]

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EXHIBIT “C”

Attached to and made a part of that certain Purchase and Sale Agreement dated ___________________, 2007, by and between 44 Mag Production, Inc., as Seller, and Cedar Ridge, as Buyer.

ASSIGNMENT, CONVEYANCE AND BILL OF SALE

This Assignment, Conveyance and Bill of Sale is made this _____ day of _________________, 2007, and is effective the _____ day of ______________________, 200_, by and between 44 Mag Production, Inc., whose address is 4328 Highway 66, Longmont, CO 80504 (hereafter, "Assignor"), and Cedar Ridge, LLC, whose address is 484 Turner Drive, Building B, Suite 3, Durango, CO 80504 (hereafter, "Assignee").

WHEREAS, Assignor is now the owner of certain undivided interests ("Assignor's Interests") in, to and under the following (the "Interests"):

(a)

Leaseholds:  Oil and gas leaseholds, oil, gas and other minerals, including working interests, rights of assignment and reassignment, net revenue interests, record title interests, undeveloped locations and all other interests under or in oil, gas or mineral leases, and interests in rights to explore for and produce oil, gas or other minerals which are described in Exhibit “A” (the "Leases");

(b)

Rights in Production:  Reversionary interests, backin interests, overriding royalty interests and production payments relating to the Leases;

(c)

Contract Rights:  Unit agreements, orders and decisions of regulatory authorities establishing or relating to units, unit operating agreements, operating agreements, communitization agreements, gas purchase agreements, oil purchase agreements, gathering agreements, transportation agreements, processing or treating agreements, farmout agreements and farmin agreements subleases, and any other agreements to the extent assignable relating to the Interests (hereinafter, the "Contracts");

(d)

Easements:  Rights-of-way, easements, licenses and servitudes appurtenant to or used in connection with the Interests (hereinafter, the "Easements");

(e)

Permits:  Permits and licenses of any nature owned, held or operated in connection with operations for the exploration and production of oil, gas or other minerals to the extent the same are used or obtained in connection with the Interests (hereinafter, the "Permits");

(f)

Wells:  Producing, non-producing and shut-in oil and gas wells located on the Leases that are described in Exhibit “B” (hereinafter, the "Wells");

(g)

Equipment:  Personal property, surface equipment, down-hole equipment and pipelines, buildings and inventory used or obtained in connection with the Interests; and

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(h)

Remaining Interests:  All other rights and interests in, to or under or derived from the Interests, even though improperly described in or omitted from the Exhibits.  It is the expressed intent of the parties that all of Assignor’s right, title and interest in any and all oil and gas properties described on Exhibits “A” or “B” be assigned to Assignee hereunder except as specifically excepted and reserved herein.

WHEREAS, Assignor desires to assign, convey and deliver to Assignee and Assignee desires to accept an undivided one-third (1/3rd) of Assignor's right, title and interest in the Interests insofar and only insofar as the Interests relate to rights, titles and interests described in Exhibit “A”; and

WHEREAS, as consideration for this Assignment, Assignee has paid Assignor the sum of one hundred dollars ($100.00) plus other valuable and sufficient benefits, the receipt of which is acknowledged by Assignor.

NOW, THEREFORE, Assignor hereby grants, bargains, sells, transfers, assigns and conveys to Assignee an undivided one-third (1/3rd) of Assignor's right, title and interest in, to and under the Interests insofar and only insofar as such Interests relate to rights, titles and interests described on Exhibit “A”. Assignor hereby warrants and defends its title to the Interests by, through and under Assignor, but not otherwise.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever.

The provisions of this Assignment, Conveyance and Bill of Sale shall be construed as covenants running with the Leases and shall be binding upon Assignee, its successors and assigns.  Assignee specifically assumes all obligations to properly plug, abandon and remediate all Wells comprising the Interests and shall indemnify and hold Assignor harmless from any and all such costs and obligations.

It is understood and agreed between the parties that the execution of additional assignments of certain individual Leases herein described, may be required on approved governmental forms to facilitate approval of this transaction by governmental agencies; Assignor hereby agrees to execute and furnish to Assignee such documents, and such further assurances, as may be necessary to effectuate all of the terms of this Assignment.

Except as provided herein this Assignment and Bill of Sale is made without warranty of title, expressed or implied.  ASSIGNOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED, AS TO THE MERCHANTABILITY OF ANY OF THE EQUIPMENT APPLICABLE TO THE INTERESTS OR ITS FITNESS FOR ANY PURPOSE, ASSIGNEE HAVING SATISFIED ITSELF AS TO THE CONDITION OF SAME, AND ASSIGNEE AGREEING THAT IT ACCEPTS THE SAME IN ITS "AS IS, WHERE IS" CONDITION.

CONFIDENTIAL

This Assignment, Conveyance and Bill of Sale is effective for all purposes on January 1, 2007.

ASSIGNOR

44 MAG PRODUCITON, INC.

By: ____________________________________

_____________________________________

ACKNOWLEDGEMENTS

STATE OF COLORADO

)

) ss:

COUNTY OF

)

The foregoing instrument was acknowledged before me this ________ day of _________________, 2007, by Randy Anderson, as ______________________________ of 44 Mag Production, Inc. on behalf of such corporation.

My Commission Expires:

__________________________

________________________________________

Notary Public

CONFIDENTIAL

PARTICIPATION AGREEMENT

This Participation Agreement (“Agreement”), is made and entered into effective as of the 1st day of January, 2007 (“Effective Date”), by and among 44 MAG PRODUCTION, INC., a Nevada corporation, with offices at 4328 Highway 66, Longmont, Colorado 80504 (“44 Mag”) and CEDAR RIDGE, LLC, a Colorado limited liability company, with principal offices at 484 Turner Drive, Building B, Suite 3, Durango, Colorado 81303 (“Cedar Ridge”).  44 Mag and Cedar Ridge are collectively referred to herein as the “Parties” or individually as a “Party” in this Agreement.

WHEREAS, 44 Mag and Cedar Ridge have entered into a contemporaneous Purchase and Sale Agreement (“PSA”) as of the Effective Date herein, under which 44 Mag will sell and convey to Cedar Ridge and Cedar Ridge will buy from 44 Mag an undivided one-third (1/3rd) right, title and interest in certain oil and gas leases, wells, and related property (“Subject Property”), located in Campbell County, Wyoming.  44 Mag will retain an undivided two-thirds (2/3rds) interest in the Subject Property, subject to certain outstanding and/or reversionary interests.  The oil and gas leases (“Leases”) comprising a portion of the Subject Property are described on Exhibit “A” hereto.

WHEREAS, under the terms of the PSA, a portion of the consideration paid by Cedar Ridge for the Subject Property will be in the form of a carried working interest (“Carry” or “Carried Interest”), pursuant to which Cedar Ridge will pay 44 Mag’s proportionate share of all costs associated with New Wells and New Projects, as those terms are defined hereinafter, up to a maximum of Five Hundred Thousand Dollars ($500,000.00) for New Wells and Two Hundred Fifty Thousand Dollars ($250,000.00) for New Projects.

WHEREAS, contemporaneously herewith the Parties are entering into a Joint Operating Agreement, in which 44 Mag shall be designated as the “Operator”, for all operations conducted on the jointly-owned Leases and on all lands contained within the Spotted Horse AMI (as defined hereinafter).  The operations to be conducted shall include, without limitation, all exploration, drilling, production, dewatering and gathering operations on the Leases and in the Spotted Horse AMI.

WHEREAS, it is the intent of the Parties that this Agreement, along with the Joint Operating Agreement govern the relationship of the Parties during that period of time while the Carry remains in effect.  At such time as the Carried Interest, as it relates to both New Wells and New Projects, is fully paid and satisfied, this Agreement will terminate and the relationship of the Parties will be governed solely by the Joint Operating Agreement.

NOW, THEREFORE, for and in consideration of the premises, and the terms, conditions and covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, the Parties hereby agree as follows:

1.

Defined Terms.

For purposes of this Agreement, the following terms are defined as follows:

1.1

Area of Mutual Interest (“AMI” or “Spotted Horse AMI”).  All of the lands contained within the Spotted Horse Area of Mutual Interest, described as those lands within the following townships in Campbell County, Wyoming:  Township 53 North through 55 North and Range 74 West through 76 West.

1

1.2

Carry or Carried Interest.  Those actual, verified expenditures made by Cedar Ridge on behalf of 44 Mag and attributable to 44 Mag’s working interest percentage for New Wells, up to a maximum of Five Hundred Thousand Dollars ($500,000) and New Projects, up to a maximum of Two Hundred Fifty Thousand Dollars ($250,000), exclusive of operating costs; it being the intent of the parties that Seller shall always remain liable for its proportionate share of operating costs associated with New Wells and New Projects.  Subject to force majeure, Cedar Ridge’s obligations regarding the Carried Interest shall terminate one year following the Closing Date as to New Wells, and two years following the Closing Date as to New Projects, regardless of whether or not the entire $500,000 has been expended for New Wells and the entire $250,000 has been expended for New Projects.

1.3

Joint Operating Agreement (“JOA”).  That certain AAPL Form-610 (1989) operating agreement to be entered into between the Parties contemporaneously with this Agreement.

1.4

New Well(s).  Any oil and gas well(s) and/or disposal well(s) drilled by either Party on the Leases on or before one year (subject to force majeure) from and after the Closing Date, as that term is defined in the PSA.

1.5

New Project(s).  Any approved project(s) associated with the acquisition, exploration or development of oil and gas and associated hydrocarbons, other than the drilling of a New Well, conducted by either Party on or before two years from and after the Closing Date, as defined in the PSA, on lands located within the AMI but not located on any existing Lease, including without limitation, the acquisition of additional mineral and leasehold interests within the AMI, the drilling of any oil and gas well or disposal well, and the design and construction of dewatering, gathering and compression facilities.

1.6

Plan of Development.  That certain comprehensive plan of development prepared by 44 Mag setting forth the drilling and facilities plans and proposed capital expenditures for the Leases for calendar year 2007, attached as Exhibit “C” hereto.

2.

New Wells.

2.1

44 Mag, as Operator under the JOA, will conduct a drilling program during calendar year 2007 in accordance with the Plan of Development for the drilling and completion of New Wells.  During that period in which any of the Carried Interest of 44 Mag remains in effect as to New Wells, Cedar Ridge will pay 100% of 44 Mag’s costs associated with the drilling and completion of New Wells, except for operating costs and expenses, which will be governed by the JOA.  All operations concerning the New Wells will be conducted under the terms of the JOA, except that during the period of time when the Carried Interest remains in effect, Cedar Ridge will not have the election to go non-consent in any New Well included in the approved Plan of Development.

2.2

44 Mag shall prepare an Authorization for Expenditure (“AFE”) for the drilling, completion and equipping capital costs of each New Well.  AFEs shall be submitted in accordance with the terms of the JOA.

2

3.

New Projects.

3.1

Either Party may, during the period in which this Agreement remains in effect, propose the acquisition within the Spotted Horse AMI of additional leasehold, mineral or other interests or rights to develop the oil and gas and associated hydrocarbons.  In the event such acquisition is proposed, it will be accomplished in accordance with the terms of the AMI, as set forth below.  During that period in which any of the Carried Interest of 44 Mag remains in effect, as to New Projects, Cedar Ridge will pay 100% of 44 Mag’s costs associated with such acquisition.

3.2

In addition to the acquisition of leasehold and other interests in the oil and gas minerals, as described in 2.1, above, during that period in which any of the Carried Interest of 44 Mag remains in effect as to New Projects, either Party may propose a New Project, including without limitation, the drilling of any oil and gas or disposal well (other than a New Well), and the design and construction of dewatering, gathering and compression facilities.  Any such New Project must be mutually agreed to by both Parties, but neither Party may unreasonably withhold its consent to any New Project.  During that period in which any of the Carried Interest of 44 Mag remains in effect, as to New Projects, Cedar Ridge will pay 100% of 44 Mag’s costs associated with such New Project.

3.3

44 Mag shall prepare an Authorization for Expenditure (“AFE”) for each New Project, other than the acquisition of interests under the AMI.  These AFEs shall be submitted in accordance with the terms of the JOA.  As to acquisitions of interests under the AMI, the Parties shall follow the procedures set out below in Section 5.

4.

Monthly Reports.  44 Mag shall provide Cedar Ridge reports on a monthly basis, or more frequently should circumstances warrant, detailing the progress and operations conducted on the New Wells pursuant to the Plan of Development, and on New Projects, together with detailed statements reflecting the cumulative total expenditures made in fulfillment of the Carried Interest.  The first such statement required under this Section shall be provided the month following 44 Mag’s commencement of operations on the Plan of Development.

5.

Area of Mutual Interest.

5.1

Notice of Acquisition.  If during the term of the AMI, any Party, an affiliate of any Party or person or entity acting on behalf of a Party, acquires (“Acquiring Party”) any oil and gas leasehold interests, fee title to oil and/or gas interests, royalty interests, overriding royalty interests, or other interests covering the lands within the AMI, including but not limited to, farmout agreements, or any other agreements through which such Party might acquire an interest in lands within the AMI, it shall notify the other Party in writing of such acquisition within thirty (30) days after the acquisition.  Such notice shall include all terms and conditions upon which the interest has been or can be acquired, together with all title information, rental receipts, correspondence, copies of applicable oil and gas leases and other information concerning the interest which are in the Acquiring Party’s possession or under its control.  The notified Party shall then have a period of thirty (30) days after receipt of notice in which to notify the Acquiring Party whether it elects to participate under the same terms and conditions for its proportionate share of the interest described in the Notice.

3

5.2

Election to Participate.  A failure to elect affirmatively to participate shall constitute the conclusive election of a Party not to participate in the acquisition and such Party shall have no further rights hereunder with respect to such interest.  The Parties electing to participate shall have the right to proportionately acquire the non-electing Party’s interest.  An election to participate shall constitute the binding obligation of the electing Party to pay or otherwise discharge its proportionate share of the costs or other obligations associated with the acquisition.  For purposes of this Agreement, costs which are attributable to the acquisition of the interest shall include all sums which are expended for lease bonuses, lease brokerage, abstracts, title examination, recording fees and other direct and out-of-pocket costs and expenses incurred in the acquisition.  The electing Party shall thereafter be entitled to receive, upon discharge of its proportionate share of the acquisition costs or other obligations, an assignment of its proportionate share of the acquired interest.  Notwithstanding anything to the contrary contained in this Section 5, Cedar Ridge shall pay 100% of 44 Mag’s cost of any and all acquisitions within the AMI until such time as the New Project Carried Interest in the amount of $250,000 is satisfied.  In the event a part of the consideration concerning the costs of the acquisition requires the drilling of an oil and gas well prior to earning an assignment of an oil and gas leasehold interest, for purposes of this Section 5, it shall be considered that such oil and gas leasehold interest shall have been acquired, and the offer shall be made promptly after the agreement to acquire the same has been executed.  An election to participate in the acquisition which requires the drilling of an oil and gas well or any other consideration of any nature whatsoever shall include the commitments by the Parties to pay their proportionate share of the drilling costs of the well or other considerations so required, except that during the period in which the New Projects Carried Interest remains in effect, Cedar Ridge shall pay all such drilling costs.  A failure by any Party to pay its proportionate share of the costs once it has elected to do so, shall result in a relinquishment of all right, title and interest of such Defaulting Party to the Participating Parties of in the interests to be acquired pursuant to such election.

5.3

Cedar Ridge’s Option to Increase Participation Percentage.  Notwithstanding anything to the contrary contained within this Section 5, or Section 3, above, the Parties agree that should 44 Mag acquire any additional interest in the Leases (including without limitation any back-in working interest of Cammeran Petroleum, Inc. (“Cammeran”) under that certain Farmout Agreement dated October 9, 2004, between Cammeran and 44 Mag, Cedar Ridge shall have the option, either before or after the New Projects Carried Interest is satisfied, to acquire up to an undivided 50% interest in each Lease.  Furthermore, should either 44 Mag or Cedar Ridge acquire any other interest within the AMI during the term of this Agreement, the Parties agree that Cedar Ridge shall have the option to acquire, either before or after the New Projects Carried Interest is satisfied, up to an undivided 50% interest in each such acquisition.  In any event, Cedar Ridge shall have the option to acquire either a 33.333333% working interest or a 50% working interest in each such acquisition.

6.

Controlling Agreement.  Subject to force majeure, this Agreement shall remain in full force and effect until one year following the date of Closing, as to the Carried Interest for New Wells.  From and after one year following the date of Closing, subject to force majeure, all applicable operations within the AMI shall be conducted under the terms of the JOA.  This Agreement shall remain in full force and effect until two years following the date of Closing, as to only the Carried Interest for New Projects.  From and after two years following the date of Closing, this Agreement will terminate in its entirety and be of no further force and effect.  In the event of a conflict between the terms of this Agreement, while it is in effect, and the terms of the JOA, the terms of this Agreement shall control.

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7.

Arbitration.  Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or validity hereof shall be settled by arbitration in accordance with the then current CPR Rules for Non-Administered Arbitration of Business Disputes by a Sole Arbitrator.  The arbitration shall apply the substantive law of the State of Colorado.  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. § 1-16, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The place of arbitration shall be Denver, Colorado.  The arbitrator is not empowered to award damages in excess of compensatory damages and each Party hereby irrevocably waives any right to recover any other damages hereunder.  The arbitrator may require the losing Party to reimburse the prevailing Party in whole or in part, for legal fees and other expenses incurred by the prevailing Party in the arbitration.

8.

Applicable Law.  This Agreement shall be interpreted and construed in accordance with the laws of the State of Colorado, without regard to its rule regarding conflicts of law.

9.

Notices.  Except as otherwise provided for, all notices that are required or authorized to be given to any Party hereto as a result of this Agreement, shall be given in writing and delivered by personal messenger, or by registered or certified mail, overnight mail or fax, addressed to the Party to which such notice is given as follows:

Cedar Ridge:

Cedar Ridge LLC

484 Turner Drive

Building B, Suite 3

Durango, Colorado 81303

Attention:

Terry L. Logan

Telephone:

970-382-5990

44 Mag Production, Inc.

44 Mag Production, Inc.

4328 Highway 66

Longmont, CO 80504

Attention:  Randy Anderson President

Telephone:  (970) 535-6213

Facsimile:   (970) 535-6220

10.

Successors and Assigns.  This Agreement shall be binding on the Parties hereto, their heirs, successors, administrators and assigns, and it is expressly understood that any successor in interest shall be notified of the content of this Agreement and shall assume all obligations created hereunder.  Notwithstanding the foregoing, prior to fulfillment of the obligations for payment of the Carried Interest, neither Party may assign or transfer any of their interests under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

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11.

Force Majeure.

11.1

Notice.  If any Party is rendered unable, wholly or in part, by an event of force majeure to carry out its obligations under this Agreement, other than to make money payments, that Party shall give to the other Party prompt written notice of such force majeure with reasonably full particulars concerning it; thereupon, the obligation of the Party giving the notice so far as they are affected by the force majeure shall be suspended during, but no longer than, the continuation of the force majeure.  The affected Party shall use all reasonable diligence to remove or remedy the force majeure situation as quickly as possible.  The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulties by the Party involved, contrary to its wishes.

11.2

Definition.  The term force majeure as herein employed shall mean an act of god, strike, lockouts or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, storm, fire, flood, explosion, governmental action or inaction, governmental delay, governmental restraint, unavailability of equipment, and any other cause whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming the force majeure.

12.

Entire Agreement/Conflict.  This instrument constitutes the entire Agreement between the Parties and supersedes all prior verbal or written agreements of the Parties with respect to the subject matter hereof, and it may only be supplemented, amended, modified or revoked by writing, signed by all Parties.

13.

Counterpart Execution.

13.1

This Agreement may be executed in any number of counterparts, all of which shall be considered an original for all purposes.  The Parties agree that this Agreement may be executed and delivered by facsimile.

13.2

Further Assurances.  The Parties agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

13.3

Time is of the Essence.  Time is of the essence in this Agreement with respect to the performance of all obligations hereunder.

IN WITNESS WHEREOF, this Agreement has been executed effective on the day and year first written above.

CEDAR RIDGE, LLC, a Colorado limited liability company By: /s/ Terry L. Logan Terry L. Logan, Manager	44 MAG PRODUCTION, INC. a Nevada corporation By: /s/ Randy Anderson Randy Anderson President

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